UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    August 3, 2017

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 31, 2017, Pinnacle West Capital Corporation (“Pinnacle West”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Agent (the "Agent"), as an Issuing Bank and as a Lender, and JPMorgan Chase Bank, N.A., as a Lender ("JPMorgan") entered into an amendment to the 364-day credit agreement, dated as of August 31, 2016, with the Agent and JPMorgan, allowing Pinnacle West to borrow, repay and reborrow, from time to time, up to $125 million through July 30, 2018. Pinnacle West will use the amended facility to directly or indirectly fund or otherwise support obligations related to 4C Acquisition, LLC, a subsidiary of Pinnacle West. The amended facility can also be used for letters of credit. Borrowings under the amended facility will bear interest at LIBOR plus 0.80% per annum.

Borrowings under the amended facility are conditioned on Pinnacle West’s ability to make certain representations at the time each borrowing is made, except for representations concerning no material adverse effect and certain litigation matters, which were made only at the time the amended facility was entered into. The amended facility includes customary covenants, including requirements that Pinnacle West maintain ownership of a specified percentage of the outstanding capital stock of Arizona Public Service Company, maintain a consolidated debt-to-capitalization ratio no greater than a prescribed level and comply with certain lien restrictions. The amended facility also includes customary events of default, including a cross default provision and a change of control provision. If an event of default occurs, lenders holding a specified percentage of the commitments, or the agent with such lenders’ consent, may terminate the obligations of the lenders to make loans under the amended facility and the obligations of the issuing banks to issue letters of credit and may declare the obligations outstanding under the amended facility to be due and payable.

Pinnacle West and its affiliates maintain normal banking and other relationships with the Lenders in the amended facility and/or their affiliates.

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02.

On August 3, 2017, Pinnacle West issued a press release regarding its financial results for the fiscal quarter ended June 30, 2017. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01.

The Company is providing a copy of the slide presentation made in connection with the quarterly earnings conference call on August 3, 2017. This information contains Company operating results for the fiscal quarter ended June 30, 2017 and a quarterly consolidated statistical summary. The slide presentation is attached hereto as Exhibit 99.2 and is concurrently being posted to the Company’s website at www.pinnaclewest.com.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Registrant(s)	Description

99.1	Pinnacle West APS	Earnings News Release issued on August 3, 2017.

99.2	Pinnacle West APS	Pinnacle West Capital Corporation Second Quarter 2017 Results slide presentation accompanying August 3, 2017 conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: August 3, 2017	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: August 3, 2017	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Registrant(s)	Description

99.1	Pinnacle West APS	Earnings News Release issued on August 3, 2017.

99.2	Pinnacle West APS	Pinnacle West Capital Corporation Second Quarter 2017 Results slide presentation accompanying August 3, 2017 conference call.